Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Intelligent Systems Corporation (the “Company”) hereby certifies to his or her knowledge that the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2011 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 14, 2012	/s/ J. Leland Strange
J. Leland Strange
Chief Executive Officer

/s/ Bonnie L. Herron
Bonnie L. Herron
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Intelligent Systems Corporation and will be retained by Intelligent Systems Corporation and furnished to the Securities and Exchange Commission or its staff upon request.